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                                                                 EXHIBIT 23.3


                                  MICHAEL J. TAVLIN




May 26, 1999

Board of Directors
Interactive Intelligence, Inc.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268


Gentlemen:

     I have reviewed the Registration Statement on Form S-1 relating to the Initial Public Offering of Common Stock of Interactive Intelligence, Inc. and hereby consent to be named as a prospective executive officer of Interactive Intelligence, Inc. and to the references to me under the heading "Management" in such Registration Statement.


                                        Very truly yours,

                                        /s/ Michael J. Tavlin

                                        Michael J. Tavlin